UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BEVERLY ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT NO. 1 TO RIGHTS AGREEMENT

      Amendment No. 1, dated as of April 7, 2005 (this “Amendment No. 1”), to the Rights Agreement, dated as of January 26, 2005 by and between Beverly Enterprises, Inc., a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation, as Rights Agent (the “Rights Agent”).

      WHEREAS, the Company and the Rights Agent entered into a Rights Agreement as of January 26, 2005 (the “Rights Agreement”); and

      WHEREAS, the Company, with the approval of the Board of Directors of the Company, and the Rights Agent, have mutually agreed to modify the terms of the Rights Agreement in certain respects.

      NOW, THEREFORE, in consideration of the promises and mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree that the Rights Agreement shall be and hereby is amended in the following manner:

      Section 1. Amendment of “Certain Definitions” Section.

      Section 1.3 of the Rights Agreement is hereby amended by adding at the end of the Section the following:

      “Notwithstanding anything to the contrary contained in this Agreement, no Person shall be deemed the Beneficial Owner of, or shall be deemed to beneficially own, any security solely by reason of the Person’s solicitation or receipt of Special Meeting Notices, Special Meeting Demands and/or Nomination Notices (and any accompanying documents) from another Person, and no Person shall be deemed the Beneficial Owner of, or shall be deemed to beneficially own, any security solely by reason of such Person’s execution, individually or together with other Persons, or such Person’s delivery to another Person, of a Special Meeting Notice, Special Meeting Demand and/or Nomination Notice (and any accompanying documents). The terms “Special Meeting Notice,” “Special Meeting Demand” and “Nomination Notice” shall have the meanings set forth in the Resolutions adopted by the Board of Directors of the Company on March 21, 2005 and included as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 23, 2005 and in the resolutions adopted by the Board of Directors of the Company by unanimous written consent as of March 25, 2005 and included as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 7, 2005.”

      Section 2. No Other Amendments.

      Except as amended hereby, the Rights Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

      Section 3. Counterparts.

      This Amendment No. 1 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

      Section 4. Descriptive Headings. The captions herein are included for convenience of reference only, do not constitute a part of this Amendment No. 1 and shall be ignored in the construction and interpretation hereof.

      Section 5. Other Defined Terms. Capitalized terms used without other definition in this Amendment are used as defined in the Rights Agreement.

      IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed as of the day and year first above written.

BEVERLY ENTERPRISES, INC.
By:	/s/ John G. Arena
	Name:	John G. Arena
	Title:	General Counsel – Corporate Law

THE BANK OF NEW YORK
By:	/s/ Robert J. Rinaudo
	Name:	Robert J. Rinaudo
	Title:	Assistant Vice President